SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2005

SCIENTIFIC LEARNING CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-24547	94-3234458
(Commission File No.)	(IRS Employer Identification No.)

300 Frank H. Ogawa Plaza, Suite 600

Oakland, CA 94612

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (510) 444-3500

______________________________

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 24, 2005, the Company received a Staff Determination notice from the Nasdaq Stock Market stating that the Company was not in compliance with Nasdaq’s Marketplace Rule 4310(c)(14) because the Company had not timely filed its Report on Form 10-Q for its quarter ended March 31, 2005. Therefore, the Company’s securities were subject to delisting. Beginning at the opening of business on May 26, 2005, the trading symbol for the Company’s securities changed from SCIL to SCILE.

On May 26, 2005, the Company filed its delinquent Report on Form 10-Q for its quarter ended March 31, 2005. The Company has now received a Staff Determination letter stating that the Company is therefore back in compliance with the Rule. The letter states that the Company’s trading symbol will be changed back to SCIL at the opening of business on May 31, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SCIENTIFIC LEARNING CORPORATION

Dated: May 25, 2005	By: /s/ Linda L. Carloni

Linda L. Carloni

Vice President and General Counsel